Exhibit 5

Mailing Address
MassMutual Financial Group
Massachusetts Mutual Life Insurance Company	Annuity Service Center Hub
1295 State Street	P.O. Box 9067
Springfield, MA 01111-0001	Springfield, MA 01102-9067
Contract #
(For Home Office use only.)

☐ Check here if Purchase Payment is enclosed

Single Premium Immediate Variable Annuity Application – MassMutual RetireEase SelectSM

1. Owner/Annuitant Information

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Resident Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)

Resident Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female

Mailing Address (If different than street address above)	Telephone Number (including area code)

☐        I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my   correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐        I certify that I am NOT a U.S. person and that I am a resident of                                                           (country).

☐        I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose   of Entity:

2. Joint Owner Information – (Joint Ownership only allowed on non-qualified Contracts. Both signatures will be required for all Owner transactions.)

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Resident Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)

Resident Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female

Mailing Address (If different than street address above)	Telephone Number (including area code)

Joint Owner Relationship to Owner: ☐ Spouse ☐ Non-Spouse

☐        I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my   correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐        I certify that I am NOT a U.S. person and that I am a resident of                                                           (country).

☐        I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose   of Entity:

3. Annuitant Information – (If different from Owner named in section 1.)

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Birth Date (mm/dd/yyyy)	Resident State	Gender: ☐ Male ☐ Female

Mailing Address

4. Joint Annuitant Information – (If any and if different from Joint Owner named in section 2.)

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Birth Date (mm/dd/yyyy)	Joint Annuitant Relationship to Annuitant: ☐ Spouse ☐ Non-Spouse	Gender: ☐ Male ☐ Female

Mailing Address

5. Beneficiary Information – (In the event no Beneficiary designation is on record, death benefit proceeds will be paid to the default Beneficiary as provided under the terms of the Contract. Unless you indicate otherwise, in the event of the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the Primary Beneficiary. Unless you indicate otherwise, if a Beneficiary in any class predeceases the last surviving Annuitant, that Beneficiary’s share will be distributed pro-rata among the remaining Beneficiaries in that class.)

•      If Joint Annuitants are designated under a qualified Contract, the surviving Annuitant must be the sole Primary Beneficiary.

•      For the “% of remaining payments” section, as an alternative you may write “In Equal Shares” if desired.

☐ Check here if the Contract is jointly owned and a designation other than the surviving Owner is to be the Primary Beneficiary.

Primary Beneficiary Name		Date Of Birth	Social Security Number	Relationship To Owner	% Of Remaining Payments

Contingent Beneficiary Name		Date Of Birth	Social Security Number	Relationship To Owner	% Of Remaining Payments

6. New Contract Market Type – (Select only one choice.)

Non-Qualified:	☐ Non-Qualified
Qualified:	☐ IRA	☐ SEP IRA	☐ Custodial IRA* ☐ Inherited IRA
	[☐ Roth IRA (5-year restriction)]		[☐ SIMPLE IRA (2-year restriction)]
	[☐ TSA ERISA 403(b)]		[☐ Non-ERISA TSA (external 90-24 transfers only.)]
[☐ Roth Inherited IRA (5-year restriction)]
[Qualified Plan*:	☐ Pension Plan ☐ 401(k)		☐ Keogh (HR10)
	☐ Profit Sharing Plan		☐ Money Purchase Pension Plan]
* Submit Disclosure Form (F6935)

7. Source of Purchase Payment – (Complete applicable transfer/rollover of assets forms.)

☐ Current Income/Personal Savings ☐ Non-Qualified Deferred Compensation ☐ Roth IRA ( mm/dd/yyyy)* ☐ Spousal IRA ☐ TSA/90-24 Non-ERISA transfer		☐ Non-Qualified Contract ☐ Custodial IRA ☐ SEP IRA ☐ Traditional IRA ☐ Governmental 457 Deferred Comp		☐ CD/Mutual Fund ☐ Trust Funds ☐ SIMPLE IRA ☐ Qualified Employer Plan ☐ Other (specify):
* For Roth IRAs, please indicate the date the Roth was established.

8. Purchase Payment (A $10,000 minimum is required.)

Single Purchase Payment Amount $              Please estimate for transfers.

•      All transfers/rollovers received within 60 calendar days from our receipt of the first payment constitute a single Purchase Payment. The single Purchase Payment will be applied to this Contract upon the earlier of: (a) our receipt of all transfer/rollover payments, or (b) 60 calendar days from our receipt of the first payment. Prior to Contract issue, any portion of the Purchase Payment received by us will not be credited interest nor will it receive stock market performance.

•      If the minimum Purchase Payment amount is not satisfied within 60 calendar days from our receipt of the first payment, the Purchase Payment will be returned and no Contract will be issued. If, on the 60th calendar day since our receipt of the first payment, the amount received to date meets the minimum Purchase Payment requirement, we will issue the Contract with the amount received to date regardless of the fact that the entire amount of the anticipated single Purchase Payment has not been received by us. If you would prefer we open separate Contracts at the time each transfer/rollover is received, please submit a separate Application for each.

9. REQUIRED Replacement Question - (This section must be completed by the Owner.) APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? ☐ Yes* ☐ No _________ * If answering “yes”, please complete applicable replacement forms.

10. Annuity Options

Evidence of Age is required for any Single Life or Joint Life annuity option including Life with Period Certain.

No annuity Contract will be issued until receipt of satisfactory proof of the date of birth of the Proposed Annuitant(s) is received at the Annuity Service Center. Acceptable forms of identification must include a birthdate and may be a: [copy of a birth certificate, driver’s license, marriage certificate, baptismal certificate, school records, military records, passport or voter registration card.]

Required:

Select One Option ☐ Period Certain Only Years, Months ☐ Single Life ☐ Joint Life			Select One Guarantee (Only for Single Life or Joint Life Options) ☐ No Refund [☐ Installment Refund] ☐ _____ Years Period Certain [☐ Cash Refund]

Complete this section only if Joint Life has been selected:

Select One Option ☐ No Reduction

☐ Annuity Reducing at Death of Either Annuitant to (select one):	☐3/4	☐2/3	☐1/2

☐ Annuity Reducing at Death of Annuitant to (select one):	☐3/4	☐2/3	☐1/2

11. MassMutual Inflation ProtectorSM - (Select only one option. Must be selected at time of Application and may not be changed thereafter. The annual increase, if elected, will only apply to the payment portion generated from the General Account.)

☐ None (default option if no selection is made)	☐ [1%]	☐ [2%]
	☐ [4%]	☐ [3%]

12. Optional Riders - (Select only one option. Must be selected at time of Application.)

☐        None (default option if no selection is made)

☐        MassMutual Payment ProtectorSM Rider (If selected, you must participate in the Automatic Rebalancing program and   are subject to certain asset allocation class parameters. In addition, the 1% Assumed Investment Rate (AIR) must be   selected.)

☐        MassMutual Budget ProtectorSM Rider (If selected and you are choosing the Period Certain option you must designate full   years. Once this option is selected it cannot be changed after issue.).

13. Assumed Investment Rate (AIR) – (Select only one option. Must be selected at time of Application and may not be changed thereafter. The 1% AIR is required if the MassMutual Payment Protector RiderSM is elected.)

☐ 1% ☐ 3% ☐ 5%

14. Linked MassMutual RetireEase SelectSM Variable Annuity Contracts

A.     Would you like to combine the Annuity Payments and statements for this MassMutual RetireEase SelectSM Variable Annuity with an existing MassMutual RetireEase SelectSM Variable Annuity?

         ☐  Yes (if “yes”, skip question 15)                    ☐  No (default option if no selection is made)

B.     If yes, please list the existing MassMutual RetireEase SelectSM Variable Annuity Contract number. (Owner(s), payment frequency and payment date for both Contracts must be the same.)

15. Payment Date and Frequency - (Must be selected at time of Application and may not be changed thereafter. If this Contract is being linked to an existing Contract, do not complete this question. )

☐        Monthly (default option if no selection is made)        ☐  Quarterly        ☐  Semi-annual        ☐  Annual

First Annuity Payment Date:                      (mm/dd/yyyy) (The first Annuity Payment will be deferred for one month from the date the Purchase Payment is received if no Annuity Payment date is filled out. The distribution date will be 5 days prior to the Annuity Payment date; this may impact the tax-reporting year.)

16. Payment Method – (Please note that in situations where the Owner and Payee are different, there may be tax consequences to the Owner. There is a limit of no more than 4 Payees. If more than one alternate Payee is requested, please include additional Payee information in the “Miscellaneous Instructions/Comments” section.)

Pay Annuity Payment to:

☐ Owner	% or $	☐ Check (default option if no selection is made) or	☐ Direct Deposit

☐ Joint Owner	% or $	☐ Check (default option if no selection is made) or	☐ Direct Deposit

☐ Alternate Payee	% or $	☐ Check (default option if no selection is made) or	☐ Direct Deposit

Payee

Street Address

City, State & Zip

Social Security or Tax Identification Number

17. Miscellaneous Instructions/Comments

1A. Bank Information – (Please complete only if you elect Direct Deposit.)

I hereby authorize MassMutual to make all periodic payments due to me under this Contract by Electronic Direct Deposit to the bank account designated below. I also authorize MassMutual to initiate debits to that bank account for overpayments made to me and the bank named below to debit my account and refund any such overpayments to MassMutual. Payments made under this agreement shall fully satisfy MassMutual’s obligation to make payments to me.

I also agree that to cancel this agreement, I must give at least one months written notice to the MassMutual Home Office. Upon my death, my executors or administrators shall pay to MassMutual from my estate the amount of any payments collected by the bank, which were not payable because they were issued after my death.

Owner Signature (If direct deposit has been elected)	Joint Owner Signature (If applicable)

Bank Account Holder Signature (If different from Owner)	Bank Account Holder Signature (If applicable)

Payee/Bank Account Holder Name	Type of Account: ☐ Checking ☐ Savings

Bank Name	Branch Telephone Number

Bank Address (Street/P.O. Box)	Bank ACH Transit Routing Number (9-digit number)

Bank Address (City, State, Zip)	Bank Account Number (Copy Of Voided Check Required)

Payee/Bank Account Holder Name	Type of Account: ☐ Checking ☐ Savings

Bank Name	Branch Telephone Number

Bank Address (Street/P.O. Box)	Bank ACH Transit Routing Number (9-digit number)

Bank Address (City, State, Zip)	Bank Account Number (Copy Of Voided Check Required)

2A. Tax Withholding

Payments qualifying as eligible rollover distributions, which you receive from tax-qualified contracts, are subject to mandatory 20% Federal income tax withholding. The Internal Revenue Code requires you receive a reasonable time (at least 30 days) to consider making a direct rollover of your tax-qualified assets to an eligible retirement plan rather than receiving an eligible rollover distribution subject to mandatory withholding. You may elect to waive the right to this required time period.

Other payments you receive from Massachusetts Mutual Life Insurance Company (“MassMutual”) are subject to Federal income tax withholding unless you elect not to have withholding apply. Any election you make will remain in effect until you revoke it by returning to us a signed and dated revocation of election. If no withholding election is affirmatively made, withholding will be performed based on a filing status of married with three exemptions as required by the Internal Revenue Code.

If you elect not to have withholding apply to your other payments, or if you do not have enough Federal income tax withheld from these payments, you may be responsible for the payment of estimated tax and/or be subject to estimated tax penalties.

State and/or local income tax withholding will be performed in those jurisdictions where it is required. In addition, if federal withholding is elected we will assume that state and local withholding is also elected for those jurisdictions where withholding is optional, unless otherwise indicated in the Miscellaneous Instructions/Comments section. If taxes are withheld, they will be withheld for all Payees, including those with dollar amount Annuity Payments.

You should consult with a professional tax advisor before you begin receiving payments. Please check the appropriate box below to make your withholding election for payments other than eligible rollover distributions:

A.     ☐  I elect to have no income tax withheld from my annuity payments (do not complete B or C).

B.     ☐  I want my withholding from each annuity payment to be figured using the default assumption of married claiming three       exemptions unless another election of allowances and marital status is shown below (you may also designate an additional       amount in item C).

                              Allowances             ☐  Single            ☐  Married            ☐  Married, but withhold at a higher single rate

C.     ☐  Withhold the following additional amount from each annuity payment (you must complete B) $

Allocation Options

3A. General Account Allocation

•        You may put part of your initial investment in the General Account, however, if you do so, this amount may not exceed 70% of the Purchase Payment.

•        The General Account does not participate in Automatic Rebalancing.

Dollar amount you wish to invest in the General Account (997), if any (do not enter a percentage) $

•	To allocate the remainder of your Purchase Payment, complete only one of the following sections: 4A, 5A or 6A.

•	If the MassMutual Payment ProtectorSM option is chosen, you must either select an Asset Allocation Model in section 4A, or complete section 6A to participate in the custom allocation choices according to the guidelines specified.

4A. Asset Allocation Model

•        If participating in an asset allocation model, you may also invest in the General Account, but you may not apply any Purchase Payments toward another variable fund.

Select one of the following (these are listed in order from low risk to high risk with Asset Allocation Model A being the lowest risk. See Prospectus for more details.)

Asset Allocation:	☐ Model A	☐ Model B	☐ Model C	☐ Model D	☐ Model E

Rebalancing Frequency:	☐ Monthly	☐ Quarterly (default frequency)		☐ Semi-annually	☐ Annually

Rebalancing Start Date (mm/dd/yyyy):

5A. Investment Allocation for Contracts WITHOUT MassMutual Payment ProtectorSM

Use whole percentages only. The percentages in this section must total 100%.

The percentages below will represent the amount allocated to each fund from the Purchase Payment amount remaining after any investment into the General Account (in 3A). These percentages will be used for both your Purchase Payment and for the Automatic Rebalancing Program, if selected.

☐ Check here to participate in Automatic Rebalancing.

Rebalancing Frequency:	☐ Monthly	☐ Quarterly (default frequency)	☐Semi-annually	☐ Annually

Rebalancing Start Date (mm/dd/yyyy):

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %

Fixed Income Funds:		Small/Mid Cap Growth Funds:

MML Babson Inflation Protected Bond (710)%		MML W&R/Wellington Small Cap Growth Equity (731)%

MML Babson Managed Bond (711)%		MML T. Rowe Price Mid Cap Growth (729)%

Oppenheimer Strategic Bond (739)%		Oppenheimer MidCap (732)%

Asset Allocation/Balanced Funds:		Small/Mid Cap Value Funds :

MML Babson Blend (708)%		MML American Century Mid Cap Value (707)%

MML Capital Guardian Asset Allocation (715)%		MML Goldman Sachs Small Cap Value (720)%

Oppenheimer Balanced (733)%		International/Global Funds:

Large Cap Value Funds:		MML Neuberger Berman Global (723)%

MML American Century Income & Growth (706)%		MML Templeton Foreign (730)%

MML Oppenheimer/Bernstein Equity (714)%		Oppenheimer Global Securities (735)%

MML Davis Large Cap Value (717)%		Oppenheimer International Growth (737)%

MML T. Rowe Price Equity Income (728)%		Sector/Specialty A Funds:

Large Cap Blend Funds:		AIM V.I. Global Health Care (701)%

Fidelity® VIP Contrafund® (703)%		AIM V.I. Technology (702)%

MML Babson Enhanced Index Core Equity (709)%		MML OTC 100 (724)%

MML Capital Guardian Growth & Income (716)%		MML RS Emerging Growth (725)%

MML Equity Index (718)%		PIMCO CommodityRealReturn Strategy (740)%

Oppenheimer Main Street (738)%		Sector/Specialty B Funds:

Large Cap Growth Funds :		AIM V.I. Financial Services (700)%

MML AllianceBernstein Large Cap Growth (705)%		ING VP Real Estate (704)%

MML GMO Growth Equity (719)%		Oppenheimer High Income (736)%

MML Legg Mason Concentrated Growth (721)%		Short Term/Stable Value Funds:

MML T. Rowe Price Blue Chip Growth (727)%		MML Money Market (722)%

Oppenheimer Capital Appreciation (734)%

Small/Mid Cap Blend:		Total:	100%

MML Oppenheimer Small Cap Equity (712)%

MML Oppenheimer Small Company Opps (713)%		Certain investment choices may not be available in all states.

MML Small Cap Index (726)%

6A. Investment Allocation for Contracts WITH MassMutual Payment ProtectorSM

Use whole percentages only. The percentages in this section must total 100%. The percentages below will represent the amount allocated to each fund from the Purchase Payment amount remaining after any investment into the General Account (in 3A). The designated percentages will be used for both your Purchase Payment and for the Automatic Rebalancing Program.

Automatic Rebalancing is mandatory with MassMutual Payment ProtectorSM

Rebalancing Frequency:    ☐ Monthly           ☐ Quarterly (default frequency)           ☐ Semi-annually          ☐ Annually

Rebalancing Start Date (mm/dd/yyyy):

MassMutual Payment ProtectorSM requires percentage allocations according to the following asset class parameters:

Fixed Income – [0 to 60% of assets]

Asset Allocation/Balanced Funds & Large Cap Value Funds–[15% to 25% of assets]

Large Cap Blend & Growth Funds – [15% to 25% of assets]

International/Global Funds – [5% to 20% of assets]

Small/Mid Cap Blend & Growth Funds – [0 to 10% of assets.]

Small/Mid Cap Value Funds – [5% to 10% of assets]

Sector/Specialty A Funds -[0 to 5% of assets]

Sector/Specialty B Funds -[0 to 5% of assets]

In addition, no allocation greater than 25% is allowed in any one fund.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %

Fixed Income Funds:		Small/Mid Cap Blend & Growth Funds:

(Minimum allocation 0%; Maximum allocation 60%)		(Minimum allocation 0%; Maximum allocation 10%)
MML Babson Inflation Protected Bond (810)%		Small/Mid Cap Blend:

MML Babson Managed Bond (811)%		MML Oppenheimer Small Cap Equity (812)%

Oppenheimer Strategic Bond (839)%		MML Oppenheimer Small Company Opps (813)%
Asset Allocation/Balanced & Large Cap Value Funds:		MML Small Cap Index (826)%

(Minimum allocation 15%; Maximum allocation 25%)		Small/Mid Cap Growth Funds:

Asset Allocation/Balanced Funds:		MML W&R/Wellington Small Cap Growth Equity (831)%

MML Babson Blend (808)%		MML T. Rowe Price Mid Cap Growth (829)%

MML Capital Guardian Asset Allocation (815)%		Oppenheimer MidCap (832)%

Oppenheimer Balanced (833)%		Small/Mid Cap Value Funds: (Minimum allocation 5%; Maximum allocation 10%)
Large Cap Value Funds:

MML American Century Income & Growth (806)%		MML American Century Mid Cap Value (807)%

MML Oppenheimer /Bernstein Equity (814)%		MML Goldman Sachs Small Cap Value (820)%

MML Davis Large Cap Value (817)%		International/Global Funds: (Minimum allocation 5%; Maximum allocation 20%)
MML T. Rowe Price Equity Income (828)%

Large Cap Blend & Growth Funds:		MML Neuberger Berman Global (823)%

(Minimum allocation 15%; Maximum allocation 25%)		MML Templeton Foreign (830)%

Large Cap Blend Funds:		Oppenheimer Global Securities (835)%

Fidelity® VIP Contrafund® (803)%		Oppenheimer International Growth (837)%

MML Babson Enhanced Index Core Equity (809)%		Sector/Specialty A Funds: (Minimum allocation 0%; Maximum allocation 5%)
MML Capital Guardian Growth & Income (816)%

MML Equity Index (818)%		AIM V.I. Global Health Care (801)%

Oppenheimer Main Street (838)%		AIM V.I. Technology (802)%

Large Cap Growth Funds :		MML OTC 100 (824)%

MML AllianceBernstein Large Cap Growth (805)%		MML RS Emerging Growth (825)%

MML GMO Growth Equity (819)%		PIMCO CommodityRealReturn Strategy (840)%

MML Legg Mason Concentrated Growth (821)%		Sector/Specialty B Funds: (Minimum allocation 0%; Maximum allocation 5%)
MML T. Rowe Price Blue Chip Growth (827)%

Oppenheimer Capital Appreciation (834)%		AIM V.I. Financial Services (800)%

ING VP Real Estate (804)%

Oppenheimer High Income (836)%

Certain investment choices may not be available in all states.		Total:	100%

18. Owner Agreement/Signature

The person(s) signing below agree that:

The Application - This is an Application for an annuity. The Application also includes any amendments to it.

Changes and Corrections - Any change or correction of the Application may be shown on an amendment of Application attached to the Contract. Acceptance of any Contract issued will be acceptance of any change or correction of the Application made by the Company.

Liability of Company – If a No Refund Annuity is purchased and death of all Annuitants occurs after payments begin there will be no liability on the part of the Company to refund the Single Purchase Payment or any part thereof and all liability of the Company will cease.

Authority of Agents/Brokers – No agent/broker can change the terms of this Application or any Contract issued by the Company. No agent/broker can waive any of the Company’s rights or requirements, or extend the time for any premium payment.

Taxpayer Identification – The Owner of the Contract applied for herein certifies, under penalties of perjury, that (i) the number referred to in section 1, 2 or 3 of this Application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified said Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above that he/she is not subject to backup withholding due to notified Payee underreporting.

Special State Specific Fraud Notices:

•      CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

•      DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

•      CT, GA, NE, TX, VT & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an Application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•      NJ: Any person who includes any false or misleading information on an Application for an insurance policy is subject to criminal and civil penalties.

•      NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an Application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

•      PA: Any person who knowingly and with intent to defraud any insurance company or other person files an Application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

•      VA: None of the referenced Fraud Notices are applicable in the state of Virginia.

•      All other states except VA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an Application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Massachusetts Mutual Life Insurance Company and its affiliates offer a variety of annuity products. These products may include fixed and variable immediate annuity Contracts as well as fixed and variable deferred annuity Contracts. The products are designed to satisfy a customer’s need for a long-term retirement product. Immediate annuities are designed for customers who desire to receive annuity payments rather than accumulate contract value. Deferred annuities are designed for customers who desire to accumulate contract value and receive annuity payments at a later date. Fixed annuity products (immediate and deferred) are designed for customers who have a low risk tolerance and seek a guaranteed rate of return. Variable annuity products (immediate and deferred) are designed for customers who have a higher risk tolerance. Please ask your producer for more information about these annuity contracts to determine which one is the best one for you.

I have read the information contained in this Application pertaining to my right to make a direct rollover of eligible rollover distributions, which I may receive. By signing below, I waive my right to receive a reasonable time (at least 30 days’ notice) to consider my rollover distribution options.

I understand how this annuity Contract fits within my overall financial needs and plan and that the annuity Contract value may increase or decrease, depending on the investment performance of the sub-accounts.

I hereby represent that the above information is correct and true to the best of my knowledge and belief. I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand its provisions.

Signed at: City		State	Date (mm/dd/yyyy)

Owner Signature

Joint Owner Signature (required if jointly owned)

Annuitant (required if Annuitant is other than Owner) Signature

Joint Annuitant (required if other than Joint Owner) Signature

19. REQUIRED REGISTERED REPRESENTATIVE REPLACEMENT QUESTION (Information to be completed by the Registered Representative.) APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements. ☐ Yes ☐ No

I certify that a quote has been provided to the Owner(s).

I certify that I am state licensed for annuity contracts where this Application is written and delivered.

Pay Compensation to: Firm Name & Address
_

Please select one of the following commission options: [☐ Option A (default option) ☐ Option B ☐ Option C ☐ Option D ☐ Option E]

1. Signature of Registered Representative	Print Name

License # Required	MM ID Code		% of Commission

Telephone # (including area code)	E-mail Address	Fax Number

2. Signature of Second Registered Representative	Print Name

License # Required	MM ID Code		% of Commission

Telephone # (including area code)	E-mail Address	Fax Number

Instructions:

**ALL APPLICATIONS MUST BE ACCOMPANIED BY A SALES QUOTE RUN BY THE

MASSMUTUAL ANNUITIES SALES DESK**

If you have any questions while filling out this application, please call the MassMutual Annuity sales desk at the following numbers:

Career Agent System (CAS): (800) 234-5606 option 3, Monday through Friday 8 a.m. to 6 p.m. Eastern time

Broker/Dealers: (800) 262-1626, Monday through Friday 8 a.m. to 6 p.m. Eastern Time.

Owner Section (Sections 1 & 2):

•	The Owner must be the Annuitant for all types of IRA’s except Custodial IRA’s.

•	If Owner is a corporation, we require a copy of the corporate resolution.

•	Corporate Owners must sign all documents in their corporate capacity by including their corporate title.

•	Power of Attorneys and Attorney-In-Fact must sign in their legal capacity and include a copy of their appointment.

•	If Owner is a trust, we require a Certification of Trust Agreement (F6734).

•	Joint Owners are allowed for Non-Qualified Contracts but not for Qualified Contracts.

•	If a Joint Owner is designated and tax withholding is elected, only the primary Owner will be taxed.

•	Period certain annuity Contracts involving minors will be issued in accordance with the Uniform Transfers/Gifts to Minors Act (UTMA/UGMA) upon Home Office approval. UTMA/UGMA allows an appointed custodian to control a minor’s assets until the minor reaches the age of majority. For the sake of an annuity, the minor will be the Annuitant and the custodian will be the Owner with the following state mandated rules:

1.	More than one custodian may be named in succession but joint custodians/Owners are not allowed

2.	A custodian may purchase or maintain the annuity with minor the minor as the Annuitant, but the estate of the minor must be the sole Beneficiary

3.	A successor custodian may be named if the current custodian submits written notice that he/she declines to serve, is ineligible to serve, dies or is incapacitated.

4.	The custodial arrangement would terminate when the minor attains the age of majority or if the minor dies.

Annuitant Section (Sections 3 & 4):

•	Joint Annuitants may not be named if the Period Certain Only or Single Life annuity options are elected.

•	Joint Annuitants may not be named if the Inherited IRA Contract type is selected, but may be named under other Qualified Contracts.

•	Evidence of Age: (Required for any Single Life or Joint Life annuity option including Life with Period Certain) No annuity Contract will be issued until receipt of satisfactory proof of the date of birth of the Proposed Annuitant(s) is received at the Annuity Service Center. Acceptable forms of identification must include a birthdate and may be a: copy of a birth certificate, driver’s license, marriage certificate, baptismal certificate, school records, military records, passport or voter registration card.

Beneficiary Section (Section 5):

•	For Qualified Contracts, the Joint Annuitant is required to be the sole Primary Beneficiary.

•	To make subsequent Beneficiary changes after a Contract is issued (including the designation of someone other than the Joint Owner as Primary Beneficiary if the Contract is jointly owned), a Change of Beneficiary form (F6455) must be submitted.

•	Unless provided otherwise, any payment upon death will be paid in equal shares to the survivor(s) as follows:

1.	to the Joint Owner (default Primary Beneficiary); or if there is none,

2.	to the Primary Beneficiary(ies) who survives the Owner and/or the Annuitant’s death, as applicable; or if there are none

3.	to the Contingent Beneficiary(ies) who survive the Owner and/or the Annuitant’s death, as applicable; or if there are none

4.	to the Owner’s estate.

•	The Beneficiaries may be designated as irrevocable by separate written request or on the Application in the “Miscellaneous Instructions/Comments” section. In that case, a change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Owner retains all other contractual rights.

•	For Custodial IRA Contracts the Custodian Account must be designated as the Beneficiary.

New Contract Market Type (Section 6):

•	An Inherited IRA is established by a trustee-to-trustee transfer by the Beneficiary of an IRA Contract upon the death of its Owner. The money can come from an external source, or a deferred annuity death claim. The purpose of the purchase is to extend or stretch the tax deferred benefits to the next generation.

The Inherited Contract will need to be established in the name of the deceased IRA Owner for the benefit of the Beneficiary. The new Owner must be the sole Owner and Annuitant; no Joint Annuitant is allowed. The Owner may select a life annuity option or a period certain. The period certain cannot extend beyond the new Owner’s life expectancy as determined by the Single Life Table.

•	[The Roth IRA 5-year restriction requires that if a Roth IRA is to be established from funds from another Roth IRA, that Roth IRA must have been in existence for at least 5 years. Additionally, in order to ensure that amounts distributed under the new contract are qualified distributions as defined under section 408A of the Internal Revenue Code, and thus not subject to tax, the owner of the contract must be 59 1/2 by the date of the first payment. An Inherited Roth IRA established by a Beneficiary does not need to meet the 59 1/2 age requirement.]

Source of Purchase Payment (Section 7):

•	The Company-to-Company Transfer form (F6628) or copies of the transferring company’s transfer paperwork must be completed and submitted for transfers/rollovers coming from other financial companies.

•	No new IRA contributions will be accepted to purchase a MassMutual RetireEase Select Contract.

•	Purchase Payment for an IRA must consist of trustee-to-trustee transfers or rollovers.

Purchase Payment (Section 8):

•	Clients will need to submit a separate Application for each purchase of a linked Contract.

•	Complete the Company-to-Company Transfer form (F6628) for each separate transfer

Annuity Options (Section 10):

•	Not all options or terms may be available. Available options are detailed on the MassMutual Annuity sales quote system.

•	Period Certain Annuity for (specified number) Years (Minimum 5 Years, Maximum 50 Years) Years and Months - We will make the Annuity Payments for the Guaranteed Period beginning on the First Annuity Payment Date. Annuity Payments cease at the end of the Period Certain. If the Annuitant dies before the end of the Period Certain, Annuity Payments will continue to be paid until the end of the Period Certain.

•	Single Life Annuity - No Refund - We will make the Annuity Payments for the life of the Annuitant beginning on the First Annuity Payment Date. Annuity Payments cease upon the death of the Annuitant.

•	Single Life Annuity - Period Certain for (specified number) Years (Minimum 5 Years, Maximum 50 Years) - We will make the Annuity Payments for the life of the Annuitant, beginning on the First Annuity Payment Date. Annuity Payments cease upon the death of the Annuitant, subject to the Period Certain guarantee.

The Period Certain guarantees that if the Annuitant dies before the end of the Period Certain, Annuity Payments will continue to be paid at the same frequency then in effect, until the end of the Period Certain.

•	Joint and Survivor Life Annuity - No Refund - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. If the Joint Annuitant dies, Annuity Payments will continue to be paid for the life of the Annuitant. If the Annuitant dies, Annuity Payments will continue to be paid for the life of the Joint Annuitant. Annuity Payments cease upon the death of both Annuitants.

•	Joint and Survivor Life Annuity - Period Certain for (specified number) Years (Minimum 5 Years, Maximum 50 Years) - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. If the Joint Annuitant dies, Annuity Payments will continue to be paid for the life of the Annuitant. If the Annuitant dies, Annuity Payments will continue to be paid for the life of the Joint Annuitant. Annuity Payments cease upon the death of both Annuitants, subject to the Period Certain guarantee.

The Period Certain guarantees that if both Annuitants die before the end of the Period Certain, Annuity Payments will continue to be paid at the same frequency then in effect until the end of the Period Certain.

•	Joint and Survivor Life Annuity Reducing (to 1/2, 2/3, or 3/4) at Death of the Annuitant - No Refund - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. If the Joint Annuitant dies, Annuity Payments will continue to be paid for the life of the Annuitant. If the Annuitant dies, Annuity Payments will continue to be paid at the reduced Annuity Payment amount shown above for the life of the Joint Annuitant. Annuity Payments cease upon the death of both Annuitants.

•	Joint and Survivor Life Annuity Reducing (to 1/2, 2/3, or 3/4) at Death of the Annuitant - Period Certain for (specified number) Years (Minimum 5 Years, Maximum 50 Years) - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. If the Joint Annuitant dies, Annuity Payments will continue to be paid for the life of the Annuitant. If the Annuitant dies, Annuity Payments will be paid at the reduced Annuity Payment amount shown above for the life of the Joint Annuitant, subject to the Period Certain guarantee.

The Period Certain guarantees that Annuity Payments will continue to be paid upon the death of both Annuitants at the same frequency then in effect, until the end of the Period Certain. No Annuity Payment reduction will occur until after the end of the Period Certain.

•	Joint and Survivor Life Annuity Reducing (to 1/2, 2/3, or 3/4) at Death of Either Annuitant - No Refund - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. At the death of either Annuitant, Annuity Payments will continue to be paid at the reduced Annuity Payment amount shown above for the life of the surviving Annuitant. Annuity Payments cease upon the death of both Annuitants.

•	Joint and Survivor Life Annuity Reducing (to 1/2, 2/3, or 3/4) at Death of Either Annuitant - Period Certain for (specified number) Years (Minimum 5 Years, Maximum 50 Years) - We will make the Annuity Payments for the life of the Annuitant and Joint Annuitant beginning on the First Annuity Payment Date. At the death of either Annuitant, Annuity Payments will continue to be paid at the reduced Annuity Payment amount shown above for the life of the surviving Annuitant, subject to the Period Certain guarantee.

The Period Certain guarantees that Annuity Payments will continue to be paid upon the death of both Annuitants at the same frequency then in effect until the end of the Period Certain. No Annuity Payment reduction will occur until after the end of the Period Certain.

MassMutual Inflation ProtectorSM (Section 11):

•	The MassMutual Inflation ProtectorSM increases Annuity Payments each year by the percentage elected.

•	For MassMutual RetireEase SelectSM Variable Annuity Contracts, the increase will only apply to the portion of the Annuity Payment generated from the General account. If no money is allocated to the General account, this option can still be elected; however, the feature will not take effect until a transfer is made into the General account.

Optional Riders (Section 12):

•	The MassMutual Payment ProtectorSM rider guarantees the variable annuity payment, for an additional charge, will not be less than 90% of the initial estimated variable payment.

•	The following MassMutual Payment ProtectorSM rider rules apply:

•	The issue age for the Annuitant (Annuitants if it is a Joint Life annuity) must be under age 80.

•	The MassMutual Payment ProtectorSM rider has a minimum term of 15 years and a maximum term of 30 years if the Period Certain Only Annuity Option is chosen.

•	If a Period Certain Guarantee is chosen with a Life Option, the Period Certain term must be between 5 (already the minimum) and 30 years.

•	Life No-Refund Annuity Options are available with the MassMutual Payment ProtectorSM rider.

•	The MassMutual Budget ProtectorSM rider option allows Owners to invest in variable funds, but receive a fixed Annuity Payment throughout the Contract year. The MassMutual Budget ProtectorSM rider calculates the payment based on the current fund values. For example, if a monthly payment frequency is elected, and the MassMutual Budget ProtectorSM rider calculates the payment to be $100, then the payment will continue to be $100 a month for the entire Contract year. At each payment anniversary, the benefit will be recalculated using current variable fund values.

Assumed Investment Rate (Section 13):

•	Assumed Investment Return (AIR) is the benchmark used to determine the variable annuity payments. Payments are based on investment return relative to the AIR. For example, if actual net performance equals the AIR, the payment amount will stay the same. If the net rate of return is higher than the AIR, the payment amount will increase. If the net rate of return is lower than the AIR, the payment amount will decrease. The AIR is not a guaranteed rate of return.

•	The 1% AIR is required for the MassMutual Payment ProtectorSM rider.

Linked MassMutual RetireEase SelectSM Variable Annuity Contracts (Section 14):

•	Linked Contracts are separate Contracts but they will result in one statement containing information for each of the Contracts as well as one confirmation if more than one transaction has been processed on a given day for multiple Contracts. Linked Contracts will also result in one annuity payment per Payee.

•	You may only link a MassMutual RetireEase SelectSM Contract with another MassMutual RetireEase SelectSM Contract.

•	Contracts may be linked as long as the product, Owner(s), servicing producer, payment frequency, payment method and payment dates are the same on each linked Contract.

•	You may not link a MassMutual RetireEase SelectSM Contract with a MassMutual RetireEaseSM Contract.

Payment Dates and Frequency (Section 15):

•	The first annuity payment date must be no more than 1 year from the Contract issue date. If the Annuity Payment date is not filled out, the first annuity payment will be deferred for one month from the date the Purchase Payment is received.

•	If payment is designated as the 29th through the 31st of the month, and the payment month has fewer days, payment will be sent on the next business day following the last day of the month.

•	For tax purposes, the distribution date will be 5 days prior to the Annuity Payment date. For example, if the First Annuity Payment Date elected is January 2, 2006, payment will actually be made on December 26, 2005 and the distribution date reported to the IRS will be December 26, 2005. Therefore a 2005 distribution will be reported

Payment Method (Section 16):

•	At least 1 Payee must be designated to receive a percentage allocation.

•	Any dollar allocations will be paid first. Remaining payments, if any, will be based on the percentages, which must total 100%.

•	If a second Alternate Payee is elected, include that Payee’s name, street address, city, state, zip-code and social security or tax ID number in the “Miscellaneous Instructions/Comments” section.

•	If additional direct deposit is elected, include the following information in the “Miscellaneous Instructions/Comments” section:

•	Payee/Bank Account Holder Name

•	Type of Account (Checking or Savings)

•	Bank Name

•	Bank Branch Telephone Number

•	Bank Address

•	Bank ACH Transit Routing Number (9-digit number)

•	Bank Account Number (Include a Voided Check if Checking Account)

•	Direct deposits are paid via an Electronic Funds Transfer (EFT) program, which is only available for checking and savings accounts at banks and some participating credit unions. Deposits cannot be made to other types of institutions or accounts.

Automatic Rebalancing (Section 4A, 5A & 6A):

•	Automatic Rebalancing, if elected, must start within one year of the Contract issue date.